SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 19, 2005


                            STEAKHOUSE PARTNERS, INC.
             (Exact Name of Registrant as Specified in its Charter)



                 Delaware             000-23739            94-3248672
    -----------------------------   ------------     ----------------------
           (State or Other          (Commission         (IRS Employer
    Jurisdictional Incorporation)   File Number)     Identification Number)


                        --------------------------------


     10200 Willow Creek Road    San Diego, California          92131
     -----------------------    ---------------------      -------------
      Address of Principal        (City and State)          (Zip  Code)
        Executive Office)


       Registrant's telephone number, including area code: (858) 689-2333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 19, 2005, in a transaction exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of such Act and Regulation D promulgated thereunder, Steakhouse Partners, Inc. completed an initial closing with respect to the sale of 700,000 shares of common stock (the "Shares") and Common Stock purchase warrants (the "Warrants") to purchase 350,000 shares of common stock (the "Warrant Shares"), at an initial exercise price of $2.00 per share (the "Exercise Price"), for an aggregate of $1,050,000 of gross proceeds. Following the delivery of our audited financial statements for the year ended December 27, 2005 ("Fiscal 2005"), the Exercise Price of the Warrants will be subject to increase or decrease based on our earnings from recurring operations before interest payments, income tax, depreciation and amortization ("EBITDA") for Fiscal 2005. The Exercise Price will be adjusted as follows upon the date of exercise: (i) increased by 5% (but in no event will the Exercise Price exceed $2.50) for every $100,000 by which EBITDA for Fiscal 2005 exceeds $3.5 million (the "EBITDA Threshold") and (ii) decreased by 10% (but in no event will the Exercise Price be less than $1.00) for every $100,000 by which Fiscal 2005 EBITDA is below the EBITDA Threshold. The Warrants also contain certain redemption and anti-dilution provisions. The securities were issued with restricted security legends.

Pursuant to a Registration Rights Agreement, we have agreed to use our commercially reasonable efforts to register for sale under the Securities Act of 1933, as amended, all the Shares and Warrant Shares issued in the Offering (the "Registration Statement"). We have agreed to use our commercially reasonable efforts to file with and have declared effective by the Securities and Exchange Commission the Registration Statement by the date which is: the later of (i) the date which is 60 days from the final closing of the Offering and (ii) the filing date for the our annual report filed on Form 10-K. We will use our best efforts to have the registration statement declared effective no later than 90 days from the filing date. We also granted piggyback registration rights in connection therewith.

In connection with the offering, we paid to an advisor engaged in connection with the offering (the "Agent") commissions of $94,500 (nine (9%) percent of the gross proceeds raised in the Offering) and issued to the Agent five (5) year warrants to purchase 63,000 shares of common stock (the "Agent Warrant Shares") at an exercise price of $2.00 per share. We also granted to the Agent certain registration rights with respect to the Agent Warrant Shares.

The above description of, among other items, the offering, the Warrants and the registration rights are qualified in their entirety by the Warrant and the Registration Rights Agreement, the forms of which are all filed as exhibits to this Current Report on Form 8-K

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

        (a)            Not Applicable
        (b)            Not Applicable
        (c)            Exhibits required by Item 601 of Regulation S-K

        Exhibit No.    Description
        -----------    -----------
        4.1            Form of Common Stock Purchase Warrant
        10.24          Form of Registration Rights Agreement



Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            STEAKHOUSE PARTNERS, INC.


                        /s/ A. Stone Douglass
                        -------------------------------------
                        Name: A. Stone Douglass
                        Title: President, Secretary and Director
                        (Serving as principal executive officer)

                        Dated: January 24, 2005




                                 EXHIBIT INDEX


        Exhibit No.    Description
        -----------    -----------
        4.1            Form of Common Stock Purchase Warrant
        10.24          Form of Registration Rights Agreement